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               NICHOLAS-APPLEGATE INSTITUTIONAL INVESTORS FUND LLC

                        FORM OF SUBSCRIPTION AGREEMENT


Nicholas-Applegate Institutional
 Investors Fund, LLC
600 West Broadway
San Diego, California 92101


Re:   Subscription for Membership Interests

Ladies and Gentlemen:

      This will confirm our understanding regarding the subscription by the undersigned for Membership Interests in Nicholas-Applegate Institutional Investors Fund, LLC (the "Company") with respect to the Emerging Countries Series ("Series").

      Reference is made to the First Amended and Restated Operating Agreement of the Company dated as of June __, 2000 ("Operating Agreement"). All capitalized terms which are defined in the Operating Agreement shall have the same meaning in this Subscription Agreement, unless otherwise defined herein or unless the context otherwise requires.

      1. CONTRIBUTION. The undersigned herewith contributes to the Company the amount set forth on the execution page of this Subscription Agreement, in exchange for a membership interest ("Membership Interest") in the Series.

      2. ADOPTION OF OPERATING AGREEMENT. The undersigned hereby accepts, adopts and agrees to be bound by each and every provision contained in the Operating Agreement, and agrees to become a Member thereunder.

      3. POWER OF ATTORNEY. The undersigned hereby irrevocably makes, constitutes and appoints the Manager as its true and lawful attorney-in-fact in its name and stead in accordance with and for the limited purposes stated in
Section 10.8 of the Operating Agreement. The power of attorney hereby granted is irrevocable and coupled with an interest, and may be exercised by the attorney-in-fact for the undersigned as well as other Members by executing any instrument by use of the single signature of such attorney-in-fact acting for all the Members.

      4. REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED. By executing this Subscription Agreement, the undersigned represents and warrants to the Manager and the Company that:

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          (a) If the undersigned is a plan subject to the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"),


              (i) The person signing this Subscription Agreement is, or is an authorized delegate of, a named fiduciary of the plan having authority to manage and control the assets of the plan to be invested in the Company, to enter into this Subscription Agreement and to make the representations called for herein on the plan's behalf;

              (ii) If the Company's assets constitute "plan assets" of employee benefit plan Members for purposes of ERISA, the person signing this Subscription Agreement is authorized to appoint and hereby appoints the Investment Manager as investment manager with respect to the plan's assets invested in the Company;

              (iii) The undersigned has evaluated for itself, to the extent it deems necessary, the merits of an investment in the Series, as contemplated by the Operating Agreement and Prospectus for the Series, and has determined that the investment in the Series is prudent and consistent with the plan's investment and diversification strategies; and

              (iv) In making the investment, the undersigned is acting solely for the benefit of the plan, and not for the benefit of the Investment Manager, or any party in interest (as defined in ERISA) of the undersigned.

          (b) The undersigned understands that the transfer of the Membership Interest is restricted, and withdrawal from the Series is prohibited, except as set forth in the Operating Agreement and Prospectus for the Series.

          (c) The undersigned is the sole party in interest agreeing to purchase its Membership Interest and is acquiring such interest for its own account, for investment purposes only and not with a view to the resale or other distribution thereof, in whole or in part. The undersigned is aware that the Membership Interest has not been registered under the Securities Act of 1933, as amended ("1933 Act"), or registered or qualified under the securities laws of California or the state in which the undersigned resides or is located, and that the Membership Interest may not be resold or otherwise disposed of, except as specifically provided in the Prospectus for the Series, unless it is registered or qualified under the 1933 Act and such state securities laws or an exemption from such registration or qualification is available.

          (d) The undersigned has received all information relating to the Company and the Series and first learned of the Company and the Series in the jurisdiction listed in

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the address of the undersigned on the execution page of this Subscription
Agreement, and the undersigned intends that the state securities laws of that state govern this transaction.

          (e) The undersigned:


              (i) Has been furnished with a copy of the Prospectus for the Series dated June 28, 2000 ("Prospectus"), any documents which may have been made available upon request and the Operating Agreement, and the undersigned has carefully read the Prospectus and the Operating Agreement and understands and has evaluated the risks of a purchase of a Membership Interest.

              (ii) Has been given the opportunity to ask questions of, and receive answers from, the Investment Manager concerning the terms and conditions of the offering and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Prospectus in order for the undersigned to evaluate the merits and risks of the purchase of the Membership Interest, and has not been furnished with any other offering literature or prospectus except as mentioned in the Prospectus, the Operating Agreement or this Subscription Agreement.

              (iii) Has carefully reviewed the risk factors contained in the Prospectus and understands the risks described therein.

              (iv) Has such knowledge and experience in financial, tax and business matters that the undersigned is capable of evaluating the merits and risks of acquisition of the Membership Interest and of making an informed investment decision with respect thereto.

              (v) Has investigated the acquisition of the Membership Interest to the extent the undersigned has deemed necessary or desirable and the Investment Manager has provided the undersigned with any assistance the undersigned has requested in connection therewith.

              (vi) Has determined that a Membership Interest is a suitable investment for the undersigned.

          (f) The undersigned is not relying on the Investment Manager, the Company, the Operating Agreement, the Prospectus or this Subscription Agreement with respect to individual and Company tax and other economic considerations involved in the investment.


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          (g) If the undersigned is a corporation, partnership, trust, estate or other entity, it is empowered, authorized and qualified to become a Member in, and authorized to pay its capital contribution to, the Company in the manner contemplated in the Operating Agreement, and the person signing this Subscription Agreement and the Investment Questionnaire on behalf of such entity has been duly authorized by such entity to do so.

          (h) The information appearing in the Investment Questionnaire delivered to the Investment Manager prior to, or together with, this Subscription Agreement is true, complete and correct.

          (i) The Investment Manager may rely on the continued accuracy and completeness of these representations and warranties with respect to the Company unless and until the undersigned delivers to the Investment Manager a written execution and delivery instrument stating that such information is no longer accurate and complete.


          (j) At no time was the undersigned presented with or solicited by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in a newspaper, magazine or similar media, or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising for the specific purpose of investing in the Company.


      5. INDEMNIFICATION. The undersigned and the trustee, if any, or authorized agent thereof, agree to indemnify and hold harmless the Company and the Investment Manager from any and all claims, actions and causes of action whatsoever arising from the breach, or alleged breach, of any representation or warranty contained in paragraph 4 of this Subscription Agreement.


      6. ASSIGNMENT. The undersigned may not transfer or assign this Subscription Agreement or any of its rights or interests in, to or under this Subscription Agreement, and any attempted transfer or assignment shall be void and without force or effect.


      7. NOTICES. Each notice relating to this Subscription Agreement shall be in writing and shall be delivered in person, by overnight air carrier, by registered or certified mail, by facsimile transmission or by telegram, at the address set forth herein.


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      8.  COUNTERPARTS. This Subscription Agreement may be executed in any number of counterparts, each of which shall be considered an original.


      9. SEVERABILITY. Every provision of this Subscription Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Subscription Agreement.

      10. NON-WAIVER. No provision of this Subscription Agreement shall be deemed to have been waived except if such waiver is contained in a written notice given to the party claiming such waiver has occurred, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.


      11. APPLICABLE LAW. Except to the extent covered by applicable federal law, including without limitation ERISA, this Subscription Agreement and the rights and obligations of the parties hereto with respect to the subscription shall be interpreted and enforced in accordance with, and governed by, the laws of the State of California applicable to agreements made and to be performed wholly within that jurisdiction.


      12. ENTIRETY OF AGREEMENT. This agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.




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                                                                          MEMBER
                                                                  EXECUTION PAGE
                                                                  --------------


                                     MEMBER
                                     ------

NAME OF MEMBER:
                                             -----------------------------------

ADDRESS:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------

EMERGING COUNTRIES SERIES

CAPITAL CONTRIBUTION                         $
                                              ----------------------------------

NAME OF INDIVIDUAL TO WHOM
NOTICES AND INFORMATION
SHOULD BE SENT:
                                             -----------------------------------

ADDRESS:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------

SOCIAL SECURITY NO. OR
FEDERAL TAXPAYER ID. NO.:
                                             -----------------------------------



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                                                                  EXECUTION PAGE
                                                                   CONTINUED
                                                                  -----------



TYPE OF PROPOSED OWNERSHIP (CHECK ONE):

___     Individual                 ___     Company
___     Community Property         ___     Corporation
___     Joint Tenant               ___     Trust
___     Tenants in Common          ___     (other) ________________



                                                       -------------------------
                                                                [Name of Member]



                                                       -------------------------
                                                              [Name of Trustee*]



                                                 By:
                                                    ----------------------
                                                      Signature



                                                 -------------------------
                                                 Print Name and Office of
                                                 Signing Person



DATE:                      , 2000
     ----------------------




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                                   ACCEPTANCE

           Nicholas-Applegate Capital Management, as Investment Manager, hereby accepts the above subscription to acquire a Membership Interest in Nicholas-Applegate Institutional Investors Fund, LLC with respect to the Emerging Countries Series set forth above, and hereby admits the subscriber as a Member of the Company with respect to such Emerging Countries Series.



DATED AS OF            , 2000
            -----------

                                    NICHOLAS-APPLEGATE CAPITAL
                                    MANAGEMENT, MANAGER

                                    By:    Nicholas-Applegate Capital Management
                                           Holdings, L.P., its general partner

                                    By:    Nicholas-Applegate Capital Management
                                           Holdings, Inc., its general partner


                                           Title:
                                                 ------------------------




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